SCHEDULE A                                     (formerly named Class II shares)


INVESTMENT COMPANY              FUND & CLASS

Franklin New York               Franklin New York Insured Tax-Free
Tax-Free Trust                   Income Fund - Class C; #281

Franklin Tax-Free Trust         Franklin Alabama Tax-Free Income Fund - Class C; #264
                                Franklin Colorado Tax-Free Income Fund - Class C; #227
                                Franklin Connecticut Tax Free Income Fund - Class C; #266
                                Franklin Georgia Tax-Free Income Fund - Class C; #228
                                Franklin Louisiana Tax-Free Income Fund - Class C; #268
                                Franklin Maryland Tax-Free Income Fund - Class C; #269
                                Franklin Massachusetts Insured Tax-Free Income Fund - Class C; #218
                                Franklin Minnesota Insured Tax-Free Income Fund - Class C; #220
                                Franklin Missouri Tax-Free Income Fund - Class C; #260
                                Franklin North Carolina Tax-Free Income Fund - Class C; #270
                                Franklin Oregon Tax-Free Income Fund - Class C; #261
                                Franklin Puerto Rico Tax-Free Income Fund - Class C; #223
                                Franklin Virginia Tax-Free Income Fund - Class C; #263


Revised 3/26/03